UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2016

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Group 1 Automotive, Inc. (the “Company”) was held on May 18, 2016. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as set forth below.

Proposal 1

The eight director nominees named in the Company’s proxy statement were elected as directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Withheld
John L. Adams	18,712,657	342,749
Doyle L. Arnold	19,044,741	10,665
Earl J. Hesterberg	19,043,689	11,717
Lincoln Pereira	19,031,839	23,567
Stephen D. Quinn	19,010,776	44,630
J. Terry Strange	19,041,850	13,556
Max P. Watson, Jr.	19,005,985	49,421
MaryAnn Wright	19,048,015	7,391

Proposal 2

The approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
18,504,856	544,591	5,959	1,936,044

Proposal 3

The proposal to ratify the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2016 was approved based upon the following votes:

For	Against	Abstain
20,898,104	91,963	1,383

Item 8.01 Other Events.

On May 18, 2016, the Company announced that its Board of Directors approved a first quarter cash dividend of $0.23 per share payable on June 15, 2016, to stockholders of record on June 1, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Group 1 Automotive, Inc. dated as of May 18, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

May 19, 2016	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Group 1 Automotive, Inc. dated as of May 18, 2016